VYNLEADS, INC.                                                                                                                          Advisory Agreement

EXHIBIT 10.8

VYNLEADS, INC.

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”), dated as of the date set forth on the signature page hereto (the “Effective Date”), by and between VYNLEADS, INC., a Delaware corporation (the “Company”), and DR. ERICA SONG, an individual residing at the address set forth on the signature page hereto (the “Advisor”).

WHEREAS, the Advisor has experience in certain areas relevant to the business of the Company and is qualified to render services to the Company described in further detail herein;

WHEREAS, the Company desires to enter into this Agreement and to engage the Advisor as an independent contractor, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.

Engagement.

1.1

The Company hereby engages Advisor, and Advisor hereby accepts engagement with the Company, on a non-exclusive basis, in accordance with and subject to the terms and conditions set forth herein.

1.2

The Advisor shall provide the services set forth on Schedule 1 hereto (the “Services”).  The Advisor shall perform the Services in a diligent and professional manner in accordance with the Company’s reasonable instructions.

1.3

The Advisor acknowledges and agrees that Advisor is an independent contractor and has no authority to bind, or make commitments on behalf of the Company and the Advisor shall not make any representations to any third party to the contrary.

1.4

The Advisor’s engagement and services shall be rendered on a non-exclusive basis. The Advisor may accept other promotional engagements and promote other products and services, so long as the provision of such services or promotion of such products does not conflict with the performance of Advisor’s Services under this Agreement and (b) such products and services are not in competition with the Company’s products and services.

2.

Consulting Fees; Taxes; Expenses.

2.1

Consulting Fees. In consideration for the Services rendered by the Advisor hereunder during the Term, the Company hereby agrees to pay to the Advisor the consulting fees set forth on Schedule 2, subject to the terms and conditions set forth herein and therein (the “Consulting Fees”).  The Advisor acknowledges and agrees that (i) Advisor is not an employee of the Company and that no hourly wage or salary shall be paid in respect of the Services; and (ii) the Consulting Fees shall be the only form of compensation for any and all Services rendered by Advisor on behalf of the Company.  Nothing herein shall be construed to assure or guarantee that any Consulting Fees other than as set forth on Schedule 2 shall be paid to the Advisor.  The payment of Consulting Fees shall be solely dependent

VYNLEADS, INC.                                                                                                                          Advisory Agreement

upon the performance of the Services in accordance with the terms of this Agreement and Schedule 1 hereto.

2.2

Taxes. The Consulting Fees payable under this Agreement shall be construed to include all local, state and/or federal income, sales, use, excise, personal property or other taxes or duties of any nature or kind (collectively “Taxes”).  Any and all Taxes related to the Consulting Fees paid to the Advisor shall be at the sole charge and expense of the Advisor.  The Advisor expressly acknowledges, understands and agrees that the Advisor is solely responsible for all Taxes, insurance, contributions and other obligations in respect of the Consulting Fees paid to the Advisor hereunder.

2.3

Expenses.  Any and all requests for expense reimbursements by Advisor related to the provision of Services or otherwise must be approved in writing by an officer of the Company in writing in advance of any such expenditure. Subject to the foregoing, the Company agrees to reimburse the Advisor for reasonable and documented travel and other costs or expenses incurred or paid by the Advisor in connection with the performance of the Services in accordance with the general reimbursement policy of the Company as then in effect.

3.

Term and Termination.

3.1

The term of this Agreement shall commence as of the date hereof (the “Effective Date”) and shall continue until the first anniversary of the Effective Date, unless earlier terminated in accordance with Section 3.2 hereof (the “Initial Term”).  The Initial Term may be extended for subsequent one (1) year periods (each a “Renewal Term”) upon mutual agreement of the Company and Advisor at any time prior to the end of the then-current term.  The Initial Term together with the Renewal Terms, as applicable, are each referred to herein as a “Term.”

3.2

Each of the parties may terminate this Agreement at any time upon thirty (30) days’ advance written notice to the other party, provided, however, if any services of the Advisor are subject to the payment of Consulting Fees with respect to performance of the Services, all such Consulting Fees thereto shall remain due and payable to the Advisor with respect to any and all Services rendered and completed through such early termination date.

4.

Standard of Service. The Advisor agrees to use Advisor’s best efforts to perform the Services in a timely and professional manner. The Advisor will devote such time, attention and skill as may be reasonably necessary to carry out the Services and perform the Services in compliance with the policies of the Company and any and all applicable laws, rules and regulations.  Nothing herein shall be construed as an undertaking of exclusive Services by the Advisor solely on behalf of the Company.  The Company acknowledges and agrees that the Advisor, subject to the non-competition covenants contained in this Agreement, may engage in other endeavors with other clients during the term of this Agreement.  The Advisor shall allocate such time and resources to matters pertaining to the Services as are reasonably necessary to render the Services.  No representations or warranties of any nature or kind are expressed, intended or implied herein by the Advisor or any of its principals or officers with respect to actual outcomes of any of the Services.

5.

Name and Appearance.

5.1

Subject to the conditions of Section 5.3 below, the Advisor hereby grants to the Company the right to use the Advisor’s name, photograph, picture, appearance, or likeness, including video, recordings and other media of the Advisor’s appearance, along with the right to use Advisor’s voice, including audio or other recordings of Advisor’s voice, Advisor’s signature, personal or professional background and experience, reputation, quotations and endorsements, or paraphrases of the

VYNLEADS, INC.                                                                                                                          Advisory Agreement

Advisor’s quotations and endorsements, or any other personal identification or identifying characteristics, however obtained, including touch-ups, simulations or compositions of any of the above whether generated by computer or by any other means, during the Term and for the purposes set forth in this Agreement.  Collectively, the Advisor’s personal identifying characteristics, set forth in this paragraph, will be referred to as the Advisor’s “Name and Appearance” and the rights the Advisor grants to the Company to use the Advisor’s Name and Appearance will be referred to as the “Right of Publicity” or the “Rights to Publicize.” The Company shall obtain written consent from Advisor prior to the first use of the Advisor’s Name and Appearance by the Company.

5.2

Subject to the conditions of Section 5.3 below, the Advisor grants to the Company and consents to the Company’s unlimited commercial use of the Advisor’s Name and Appearance, and the Rights to Publicize the Advisor’s Name and Appearance, in the Company’s sole discretion, to advertise, promote, endorse and publicize products, and the Company’s business, worldwide in any and all media selected at the sole discretion of the Company, including but not limited to print, radio, television, electronic, telephone, wireless, internet and any and all other media of any nature, form, format or kind which may exist in the future.

5.3

The Advisor grants to the Company and consents to the Company‘s unlimited use of the Advisor’s Name and Appearance and all Rights to Publicize in the Company’s promotional and editorial material of any nature, form, format or kind, provided, however, that with respect to Advisor statements to the effect that the Advisor has reviewed or endorsed specified Company products, services, or editorial content, the Company shall obtain written consent from Advisor prior to the first use by the Company of any such statements by Advisor.

5.4

The Company may in its sole discretion exercise some or all of the rights granted by the Advisor in this Agreement, but the Company shall have no obligation to exercise or use the rights the Advisor has granted.  If the Company elects to not exercise or use all the rights granted by the Advisor, the Company’ election shall not be interpreted or construed as a waiver or release of such rights. The Company shall have the rights to use the Advisor’s Name and Appearance and the Right to Publicize the Advisor’s Name and Appearance, as provided in this Agreement, unless the Advisor and the Company enter into a separate written agreement in which the Company expressly waives or releases some or all of the rights the Advisor has granted in this Agreement.

5.5

The Advisor represents and warrants that Advisor is not subject to any restriction or limitation by way of employment or contractual obligation that may impair or limit the right of publicity granted herein by the Advisor, and that the Advisor has the express approval of Advisor’s employer, if applicable, to make the promises and commitments set forth herein.

5.6

The rights and usage of Name and Appearance and the Rights to Publicize granted to the Company herein under this Section 5 shall be irrevocable during the Term of this Agreement.  On and after the termination date of this Agreement, the Company shall continue to have the Right of Publicity and Rights to Publicize, in any and all form, format or media of any nature or kind, the Name and Appearance of Advisor which have been recorded or otherwise memorialized in any form, format or media of any nature or kind prior to such termination date, without requirement for further consent from Advisor or payment of additional consideration of any nature or kind to the Advisor.

6.

Confidentiality.

6.1

Except as otherwise specifically authorized in writing by the Chief Executive Officer or Chief Operating Officer of the Company with respect to the performance of the Services, the Advisor hereto shall maintain the confidentiality of any and all Company matters and shall not disclose to

VYNLEADS, INC.                                                                                                                          Advisory Agreement

any third party or use confidential information relating to the Company or its business, including without limitation, any and all corporate matters, operations, plans, negotiations, legal matters, regulatory matters, intellectual property of any and all nature or kind, trade secrets, know-how, computer programs, mathematical formulae, theories, techniques, procedures, processes, strategies, methods, systems, designs, the identity of, and all information concerning, financiers, partners, joint-ventures, alliances, affiliates, customers, suppliers, service providers, consultants, advisers, development models and information, methods and sources, marketing and sales information, and all information received from others that the Company is obligated to treat as confidential or proprietary (collectively, the “Confidential Information”).

6.2

This obligation of confidentiality does not extend to information that is or becomes known to the public through no fault of the Advisor, or that is obtained by the Advisor from a third party having the right to disclose such information, or that the Advisor can demonstrate was developed independently by the Advisor prior to the date of access to such Confidential Information.  The parties shall treat the terms of this Agreement as Confidential Information and shall not publicly disclose its terms, except that the parties may disclose that the parties have entered into the Agreement.  Notwithstanding the foregoing, the Advisor may disclose the terms and conditions of this Agreement to its accountants and attorneys provided that such persons make written undertakings to maintain confidentiality to the same and full extent as provided herein.

6.3

This obligation of confidentiality does not extend to information related to the Company’s business, products and services that is generally disclosed to third parties by the Company without restriction on such third parties.

6.4

In the event Advisor is required by judicial or administrative process or by other requirements of applicable law to disclose the Confidential Information, Advisor shall, before making such disclosure, give prompt written notice thereof to the Chief Executive Officer of the Company and, to the extent reasonably practicable, provide such reasonable cooperation and assistance as the Company may reasonably request to obtain an appropriate protective order or other appropriate remedy.  In the event that no such protective order or other remedy is obtained, Advisor shall furnish only that portion of the Confidential Information which it is advised by counsel to Advisor that is legally required to be furnished.

6.5

The obligation of Advisor to maintain the confidentiality of the Confidential Information shall be satisfied if Advisor exercises the same degree of care with respect to such Confidential Information as it would take to preserve the confidentiality of its own personal information, but in no event less than a reasonable degree of care.

6.6

Following the expiration or termination of this Agreement, the Advisor shall not retain, and will deliver promptly to the Company, all Confidential Information in the Advisor's possession or under Advisor’s control.  Upon the Company’s written request, the Advisor will exercise commercially reasonable efforts to destroy (or, in the case of electronic embodiments, permanently erase, provided, that destruction of Company confidential information is deemed to have occurred with respect to electronic files if such files are deleted from inboxes and hard-drives) all tangible material embodying confidential information (in any form and including, without limitation, all summaries, copies and excerpts of Company confidential information) in its possession or under its control.  The Advisor’s commercially reasonable efforts to comply with the foregoing sentence shall not require the return or destruction of Company confidential information that (i) is stored on backup storage media made in accordance with regular data backup procedures for disaster recovery purposes; (ii) is located in the email archive system or archived electronic files; (iii) is subject to legal hold obligations; or (iv) is required to be retained for legal, regulatory or internal recordkeeping purposes; it being agreed between the parties that any such

VYNLEADS, INC.                                                                                                                          Advisory Agreement

retained information shall continue to be treated as Confidential Information in accordance with this Agreement.

6.7

The covenants and agreements with respect to confidentiality and protection of Confidential Information as set forth in this Section 6 shall survive any termination of this Agreement.

6.8

Notwithstanding anything to the contrary herein, (i) the Advisor may discuss content and information pertaining to the Company’s products and services with her patients; (ii)  the Advisor may offer her patients other supplements, not related to her work with the Company, and (iii) the  Advisor may continue to provide current services and offer products to her patients, which shall not be restricted or limited by the terms or conditions of this Agreement.

7.

Non-Competition

7.1

During the Term of this Agreement, the Advisor shall not engage in any business competitive with the Company or become associated with or render services in connection therewith to any person, firm, corporation, association or other entity so engaged that competes with the business of the Company.

7.2

During the Term of this Agreement and for a period of two (2) years thereafter, Advisor shall not, directly or indirectly: (i) advise or encourage any employee, agent, consultant, independent contractor, representative or customer of, or vendor or supplier to, or joint venture or other business partner of, the Company or any affiliate thereof to terminate his, her, or its relationship with the Company or any affiliate thereof or to reduce the amount of business customarily done with the Company or any affiliate thereof, (ii) solicit or attempt to solicit any customer of the Company or any affiliate thereof to become a customer of any other person, firm, corporation, association or other entity competitive with the Company; or (iii) solicit or attempt to solicit or participate in the solicitation of or employ or otherwise engage any employee, agent, consultant, independent contractor or representative of the Company or any affiliate thereof, or otherwise advise or encourage any such person to become an employee, agent, representative, consultant, independent contractor or representative of or to any other person.

7.3

Advisor represents and warrants to the Company that Advisor has the right to enter this Agreement, that Advisor is not precluded or limited in Advisor’s ability to undertake or perform the duties described herein by any contract, agreement or restrictive covenant that Advisor is party to, and that Advisor shall not, in the performance of this Agreement, breach any obligation that Advisor has to others.  Advisor further represents and warrants that, to the best of Advisor’s knowledge, Advisor is not party to any pending or threatened action, suit, proceeding or investigation, whether civil, administrative or criminal in nature, that would preclude or otherwise limit Advisor’s ability to perform the obligations under this Agreement.  Advisor covenants that Advisor shall not employ the trade secrets or proprietary information of any other person in connection with Advisor’s engagement by the Company.

8.

Company Property.

8.1

The Advisor covenants and agrees that (i) all things related to the Services, including, without limitation, all memoranda, notes, notebooks, lists, records, electronic data, software, source code, business plans, contracts, agreements, financial and management reports, budgets and other documents (and all copies thereof), made or compiled by the Advisor or made available by the Company to the Advisor concerning the Services shall be the property of the Company, and (ii) if such things related to the Services are in the possession or control of the Advisor, the Advisor shall deliver them to

VYNLEADS, INC.                                                                                                                          Advisory Agreement

the Company promptly following the termination or expiration of this Agreement or at any other time upon request of the Company.

8.2

All discoveries, inventions, designs, drawings, sketches, products, processes, methods and improvements conceived, developed or otherwise made by Advisor and related to the Services during the Term, alone or with others, and in any way relating to the present or planned future business or products of the Company and its affiliates related to the Services, whether or not subject to copyright protection and whether or not reduced to tangible form during the Term (collectively referred to as “Developments”), shall be the sole property of the Company.  Advisor agrees to, and hereby does, assign to the Company all of Advisor's right, title and interest throughout the world in and to all Developments.  Advisor agrees that all such Developments that are copyrightable shall constitute works made for hire under the copyright laws of the United States and Advisor hereby assigns to the Company all copyrights and other proprietary rights Advisor may have in any and all such Developments to the extent that they might not be considered works made for hire.  There shall be excluded from this Section 8.2 any Development made by Advisor: (i) which is developed by Advisor without the use of the property or facilities of the Company or any of its affiliates; (ii) which does not make use of any Confidential Information of the Company or any of its affiliates; and (iii) which does not relate to the Services or to the Company's ongoing or planned product development efforts of which Advisor has knowledge.  Advisor shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments fully and in writing to the Company promptly after development of the same, and at any other time upon request.

9.

Non-Disparagement.  Advisor agrees that Advisor shall not, directly or indirectly, during the Term or at any time thereafter, make any disparaging or derogatory statement regarding the Company or its officers, directors, employees, members or affiliates to any third party; provided, however, that nothing contained herein shall limit the ability of the Advisor to communicate privately with Advisor’s attorneys, accountants and other advisors or preclude the Advisor from responding in an open and truthful manner in response to any inquiry from a court or other governmental authority.

10.

Remedies.  The Advisor agrees that any breach of the provisions of Sections 6, 7, 8 or 9 hereof would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Advisor violates or threatens to violate the provisions of Sections 6, 7, 8 or 9 hereof, as well as damages and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond. In the event of a breach of any of the provisions of Sections 6, 7, 8 or 9 hereof by the Advisor, the Advisor shall have no further right to the payment of any Consulting Fees.  Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, to the rights hereto any other remedies available to the Company under applicable laws for any breach or threatened breach of this Agreement.

11.

Compliance with Law and Company Procedures.  Advisor shall comply with all applicable laws, rules and governmental regulations (including, without limitation, those under any state and federal securities laws) as well as all internal rules, regulations and procedures established by the Company and its affiliates from time to time applicable to employees of the Company. Advisor shall not take any action or cause the Company to take any action that causes the Company to suffer disqualification as that term is defined under Rule 506(d) of Regulation D promulgated under the Securities Act of 1933.

VYNLEADS, INC.                                                                                                                          Advisory Agreement

12.

Indemnification.  The Advisor agrees, except in cases of willful misconduct or gross negligence on the part of the Company, to defend, indemnify and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors and permitted assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from: (i) the Taxes and related obligations of the Advisor pertaining to the payments of the Consulting Fees under this Agreement; (ii) bodily injury, death of any person or damage to real or tangible, personal property resulting from the Advisor’s gross negligence or willful misconduct; or (iii) any act or failure to act involving fraud, material, knowing or intentional misrepresentation, theft, misappropriation, embezzlement, dishonesty or moral turpitude.

13.

Miscellaneous.

13.1

Amendments.  This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.  Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver.  Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived.  No delay on the part of the Company or Advisor in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Advisor of any such right or remedy shall preclude other or further exercise thereof.

13.2

Independent Contractor.  The Advisor is an independent contractor of the Company, and nothing in this Agreement, or in the course of dealing between the Advisor and the Company shall be deemed to create between the Advisor, on the one hand, and the Company, on the other hand, a partnership, joint venture, association, franchise, employer or employee relationship, or any relationship other than that of independent contractor.  Nothing herein shall create any covenant or promise to employ Advisor in any employee capacity of the Company at any time for any reason.

13.3

Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

13.4

Survival. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of this Section 13 shall survive the expiration or termination of this Agreement and shall continue in effect indefinitely from the date of expiration or termination.

13.5

Entire Agreement. This Agreement and all Schedules and Exhibits attached hereto, constitute the sole and entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, both written and oral, with respect to the subject matter hereof.

13.6

Successors and Assigns. Since the Advisor’s Services are personal and unique in nature, the Advisor may not transfer, sell or otherwise assign its rights, obligations or benefits under this Agreement or engage any sub-contractors without the Company’s prior written consent. Subject to the foregoing, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective, successors and permitted assigns.

VYNLEADS, INC.                                                                                                                          Advisory Agreement

13.7

Governing Law; Interpretation. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware, as the state of incorporation of the Company, without regard to the principles thereof regarding conflict of laws that would defer to or result in the application of the substantive laws of another jurisdiction. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

13.8

Dispute Resolution. Any legal action or other legal proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be resolved by arbitration before a panel of three (3) arbitrators, administered by JAMS under its arbitration rules then in effect and held in New York City, New York, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

13.9

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  This Agreement may be executed and delivered by fax, scan, or in PDF or any other legible and printable electronic media or digital format of any nature or kind, each of which shall be an original for all purposes.

13.10

Notices. Any notice or other communication hereunder shall be addressed to the party at the address as set forth on the signature page hereto and shall be in writing and shall be deemed to have been effectively made or given if personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service; or sent by electronic mail or other electronic communication with affirmative acknowledgment of receipt by the recipient (as to which automated response shall not be deemed to constitute acknowledgment).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of March 8, 2018.

VYNLEADS, INC.

By:

/s/ Alex Mannine

Name: Alex Mannine

Title: CEO & President

Address for Notices:  534 Riviera Pl., Rock Hill, SC 29730

ADVISOR:

/s/ Erica Song

Name: Dr. Erica Song

Address for Notices:

Vibrant Life Medicine

286 Engle Street

Englewood, NJ  07631

VYNLEADS, INC.                                                                                                                          Advisory Agreement

Schedule 1

Services

1.

The Advisor will serve as the Company’s Medical Advisor in the Lead Role and render the following services:

(a)

Ongoing support of medical quality control of the “Done With Diabetes” (“DWD”) Protocol, and other to-be-determined protocols.

(b)

Insight and guidance to develop further programs, information products, for the DWD brand, with DWD focus purely on lifestyle medicine-based, type-2 diabetes, pre-diabetes prevention and reversal products, and/or similar approaches.

(c)

Review and Discuss with Company Management to determine new indicators and business opportunities outside of type-2 diabetes space. (e.g., Weight Loss, Heart Disease, and Memory Loss, indicators).

(d)

Support the Company with respect to leveraging the Advisor’s expertise as co-creator of DWD Protocol and permitting the Company to use the Advisor’s background, expertise, image, name, and credibility, to the extent authorized in Section 5 of the Agreement.

(e)

Review and comment upon current DWD materials and medical recommendations.

(f)

The Advisor will provide availability to the Company for not less than ten (10) hours per month during the Term of the Agreement for the performance of the Services.

2.

The details pertaining to the performance of any and all Services of the Advisor will be subject to pre-clearance by the Chief Executive Officer of the Company or such other person designated by the Chief Executive Officer to supervise, manage and oversee the Services of the Advisor.  The Advisor will adhere to any and all Company policies adopted from time-to-time by the Board of Directors with respect to the general business, management and operations of the Company, including, without limitation, in respect of general legal and regulatory compliance by the Company, its employees and its consultants.  The Advisor will also adhere to such further legally permissible instructions and procedures as determined by the Chief Executive Officer or such designated person thereof with respect to performance of the Services which do not conflict with the terms and conditions of this Agreement.

Initials:

Vynleads, Inc. _______

Advisor  _______

VYNLEADS, INC.                                                                                                                          Advisory Agreement

Schedule 2

Consulting Fees

(a)

One-time payment by the Company to the Advisor of $5,000 as consideration for the review and comment upon current DWD materials and medical recommendations.

(b)

For all other Services, a flat rate monthly engagement consultant fee of $2,000 shall be paid to the Advisor on the first business day of each calendar month (to commence after the DWD Material Review is completed.)

(c)

As additional inducement to enter into this Agreement, the Company shall issue Company Stock Warrants to the Advisor, exercisable for the purchase of One Hundred Thousand (100,000) shares of the Company’s common stock (the “Warrant”).  As a condition of issuance of the Warrant, the Advisor shall make customary representations and warranties that the Advisor is an “Accredited Investor” and acknowledges and understands the risks inherent in all investments.  The exercise price for the purchase of shares of Company common stock shall be ninety cents ($0.90) per share.  The Warrant shall vest and become exercisable in accordance with the following schedule:

i.

The Warrant will vest and become exercisable for the purchase of 33,333 shares of Company common stock upon effective registration of the Company with the U.S. Securities & Exchange Commission (the “Registration Date”);

ii.

The Warrant will vest and become exercisable for the purchase of 33,333 shares of Company common stock twelve (12) months after the Registration Date; and

iii.

The Warrant will vest and become exercisable for the purchase of 33,334 shares of Company common stock twenty-four (24) months after Registration Date.

Additional terms and conditions shall apply to the grant of the Warrant and the issuance of the shares of Common Stock thereunder, as set forth in the form of Warrant attached hereto as Exhibit A.

Initials:

Vynleads, Inc. _______

Advisor  _______